FOR IMMEDIATE RELEASE

Contact:
Jeffrey W. Farrar
Executive Vice President and CFO
(434) 964-2217
JFarrar@StellarOne.com

STELLARONE CORPORATION DECLARES QUARTERLY CASH DIVIDEND

Charlottesville, VA, April 25, 2012 – StellarOne Corporation (NASDAQ: STEL) (StellarOne), announced today that its Board of Directors approved a quarterly cash dividend in the amount of $0.06 per share payable on May 25, 2012 to shareholders of record as of May 8, 2012. The payment represents an annual yield to shareholders of approximately 2.1% based on the closing price of StellarOne stock on April 24, 2012.

About StellarOne

StellarOne Corporation is a traditional community bank offering a full range of business and consumer banking services, including trust and wealth management services.  Its sole banking subsidiary, StellarOne Bank, operates over 50 full-service financial centers, two loan production offices, and over 60 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.